Exhibit 4.2

AMENDMENT NO. 1 TO REVOLVING CREDIT AGREEMENT

This Amendment (this “Amendment”) is entered into as of September 29, 2010 by and among Corn Products International, Inc., a Delaware corporation (the “Borrower”), JPMorgan Chase Bank, National Association, individually and as administrative agent (the “Administrative Agent”), and the other financial institutions signatory hereto.

RECITALS

A.            The Borrower, the Administrative Agent and the Lenders are party to that certain Revolving Credit Agreement dated as of September 2, 2010 (the “Credit Agreement”).  Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Credit Agreement.

B.            The Borrower, the Administrative Agent and the undersigned Lenders wish to amend the Credit Agreement on the terms and conditions set forth below.

Now, therefore, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

1.             Amendment to Credit Agreement.  Upon the “Effective Date” (as defined below), the Credit Agreement shall be amended as follows:

(a)           Section 6.04 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“SECTION 6.04  Restricted Payments.  The Borrower will not, and will not permit any of its Subsidiaries to, declare, pay or make, or agree to declare, pay or make, directly or indirectly, any Restricted Payment, except (a) the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its common stock, (b) Subsidiaries may declare and make Restricted Payments (i) ratably with respect to their Equity Interests and (ii) to the Borrower and/or any Wholly-Owned Subsidiary or Wholly-Owned Subsidiaries, (c) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries and (d) the Borrower may make other Restricted Payments so long as both immediately before and immediately after giving effect to such Restricted Payments (i) no Default exists and (ii) the Borrower shall be in pro forma compliance with Sections 6.07 and 6.08.”

(b)           Section 6.06 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“SECTION 6.06  Restrictive Agreements.  The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary (i) to pay dividends or other distributions with respect to any shares of its capital stock, (ii) to make or repay loans or advances to the Borrower or any other Subsidiary or (iii) to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.06 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof, (vi) the foregoing shall not apply to restrictions and conditions which (A) are not in agreements in respect of Indebtedness for borrowed money in excess of $5,000,000 for each such agreement and (B) are existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of the Business or any Person that becomes a Subsidiary after the date hereof but prior to the time such Person becomes a Subsidiary and (vii) clauses (b)(i) and (ii) of the foregoing shall not apply to prohibitions, restrictions or conditions imposed solely for the benefit of the Borrower and/or any Wholly-Owned Subsidiary or Wholly-Owned Subsidiaries with respect to (A) dividends or distributions being paid or made to the Borrower and/or any Wholly-Owned Subsidiary or Wholly-Owned Subsidiaries by a Wholly-Owned Subsidiary or (B) making or repaying loans or advances to the Borrower or any other Subsidiary.”

2.             Representations and Warranties of the Borrower.  The Borrower represents and warrants that as of the date hereof:

(a)           The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action and that this Amendment is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as the enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally;

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(b)           Each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on such date, except any such representation or warranty that expressly relates to or is made expressly as of a specific earlier date, in which case such representation or warranty shall be true and correct in all material respects with respect to or as of such specific earlier date; and

(c)           After giving effect to this Amendment, no Default has occurred and is continuing.

3.             Effective Date.  This Amendment shall become effective on the date (the “Effective Date”) upon which this Amendment is executed and delivered by the Borrower, the Administrative Agent and the Required Lenders (without respect to whether it has been executed and delivered by all the Lenders).

4.             Reference to and Effect Upon the Credit Agreement.

(a)           Except as specifically amended above, the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed.

(b)           The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any Credit Document, nor constitute a waiver of any provision of the Credit Agreement or any Credit Document, except as specifically set forth herein.  Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

5.             Costs and Expenses.  The Borrower hereby affirms its obligation under Section 9.03 of the Credit Agreement to reimburse the Administrative Agent for all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment, including but not limited to the reasonable fees, charges and disbursements of attorneys for the Administrative Agent with respect thereto.

6.             Governing Law.  This Amendment shall be construed in accordance with and governed by the law of the State of New York.

7.             Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

8.             Counterparts.  This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.

[signature pages follow]

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

CORN PRODUCTS INTERNATIONAL, INC.

By:	/s/ Cheryl K. Beebe
	Name:	Cheryl K. Beebe
	Title:	Vice President and Chief Financial Officer

By:	/s/ Kimberly A. Hunter
	Name:	Kimberly A. Hunter
	Title:	Corporate Treasurer

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, individually and as Administrative Agent

By	/s/ Dana Moran
Name: Dana Moran
Title: Vice President

Signature Page to Amendment No. 1 to

Revolving Credit Agreement

Bank of America, N.A.

By	/s/Adam Feit
Name: Adam Feit
Title: Vice President

Signature Page to Amendment No. 1 to

Revolving Credit Agreement

Citibank, N.A.

By	/s/ CarolynA. Sheridan
Name: Carolyn A. Sheridan
Title: Vice President

Signature Page to Amendment No. 1 to

Revolving Credit Agreement

Bank of Montreal

By	/s/ Philip Langheim
Name: Philip Langheim
Title: Managing Director

Signature Page to Amendment No. 1 to

Revolving Credit Agreement

COBANK, ACB

By	/s/ Alan V. Schuler
Name: Alan V. Schuler
Title: Vice President

Signature Page to Amendment No. 1 to

Revolving Credit Agreement

BANCO BILBAO VIZCAYA ARGENTARIA, S.A., NEW YORK BRANCH

By	/s/ Michael Oka
Name:	Michael Oka
Title:	Executive Director

By	/s/ Luis Ruigomez
Name:	Luis Ruigomez
Title:	Executive Director

Signature Page to Amendment No. 1 to

Revolving Credit Agreement

FIFTH THIRD BANK

By	/s/ Joseph A. Wemhoff
Name: Joseph A. Wemhoff
Title: Vice President

Signature Page to Amendment No. 1 to

Revolving Credit Agreement

ING CAPITAL LLC

By	/s/ Daniel W. Lamprecht
Name: Daniel W. Lamprecht
Title: Managing Director

Signature Page to Amendment No. 1 to

Revolving Credit Agreement

Lloyds TSB Bank, plc

By	/s/ Russell Protti
Name:	Russell Protti
Title:	Director
Project Finance
P067

By	/s/ Daniel Carr
Name:	Daniel Carr
Title:	Vice President, Project Finance
C021

Signature Page to Amendment No. 1 to

Revolving Credit Agreement

Mizuho Corporate Bank (USA)

By	/s/ Leon Mo
Name: Leon Mo
Title: Senior Vice President

Signature Page to Amendment No. 1 to

Revolving Credit Agreement

PNC Bank, National Association

By	/s/ Jon R. Hinard
Name: Jon R. Hinard
Title: Senior Vice President

Signature Page to Amendment No. 1 to

Revolving Credit Agreement

COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND” NEW YORK BRANCH

By	/s/ Andrew Sherman
Name: Andrew Sherman
Title: Executive Director

By	/s/ Peter Duncan
Name: Peter Duncan
Title: Managing Director

Signature Page to Amendment No. 1 to

Revolving Credit Agreement

U.S. Bank National Association

By	Kathleen D. Schurr
Name:	Kathleen D. Schurr
Title:	Vice President

Signature Page to Amendment No. 1 to

Revolving Credit Agreement

WELLS FARGO BANK, N.A.

By	/s/ Dan Van Aken
Name: Dan Van Aken
Title: Vice President

Signature Page to Amendment No. 1 to

Revolving Credit Agreement

Branch Banking and Trust Company

By	/s/ Matthew Grau
Name: Matthew Grau
Title: Banking Officer

Signature Page to Amendment No. 1 to

Revolving Credit Agreement

Comerica Bank

By	/s/ Brandon Wellling
Name: Brandon Welling
Title: Assistant Vice President

Signature Page to Amendment No. 1 to

Revolving Credit Agreement

GreenStone Farm Credit Services, ACA/FLCA

By	/s/ Curtis Flammini
Name:	Curtis Flammini
Title:	Vice President

Signature Page to Amendment No. 1 to

Revolving Credit Agreement

HSBC BANK USA, N.A.

By	/s/ Meredith Philips
Name: Meredith Philips
Title: Assistant Vice President

Signature Page to Amendment No. 1 to

Revolving Credit Agreement

SCOTIABANK INC.

By	J. F. Todd
Name:	J.F. Todd
Title:	Managing Director

Signature Page to Amendment No. 1 to

Revolving Credit Agreement

The Governor and Company of the Bank of Ireland

By	/s/ Orla Jones
Name: Orla Jones
Title: Authorised Signatory

By	/s/ David Rafferty
Name: David Rafferty
Title: Authorised Signatory

Signature Page to Amendment No. 1 to

Revolving Credit Agreement

The Northern Trust Company

By	/s/ Keith L. Burson
Name:	Keith L. Burson
Title:	Vice President

Signature Page to Amendment No. 1 to

Revolving Credit Agreement

Bank of China, New York Branch

By	/s/ William W. Smith
Name:	William W. Smith
Title:	Chief Lending Officer

Signature Page to Amendment No. 1 to

Revolving Credit Agreement

THE BANK OF NEW YORK MELLON

By	/s/ John T. Smathers
Name:	John T. Smathers
Title:	First Vice President

Signature Page to Amendment No. 1 to

Revolving Credit Agreement

Bank of China, Los Angeles Branch

By	/s/ Jason Fu
Name: Jason Fu
Title: Vice President

Signature Page to Amendment No. 1 to

Revolving Credit Agreement

1ST FARM CREDIT SERVICES, FLCA

By	/s/ Dale A. Richardson
Name:	Dale A. Richardson
Title:	Vice President, Capital Markets

Signature Page to Amendment No. 1 to

Revolving Credit Agreement